UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 263-7216

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Caneris Employment Agreement

On August 7, 2007, PharMerica Corporation (the “Corporation”), entered into an Employment Agreement with Thomas Caneris (“Caneris”), as the Corporation’s Senior Vice-President, General Counsel and Secretary. Caneris will receive an annual base salary of $250,000, subject to increase by the Corporation’s Compensation Committee of the Board of Directors, but not decrease. Caneris will also be entitled to participate in all short-term and long-term incentive programs established by the Corporation for senior executives, all incentive, savings and retirement plans, practices, policies and programs of the Corporation to at least the same extent as other senior executives. Both Caneris and his family are eligible to participate and will receive all benefits under the Corporation’s welfare benefits plans, practices, policies, programs to at least the same extent as other senior executives of the Corporation.

Caneris’ employment with the Corporation will start on August 17, 2007 and cease upon death or long-term disability, or termination by either him or the Corporation. The agreement may be terminated by Caneris with or without good reason or by the Corporation with or without cause. If the Corporation terminates Caneris other than for cause or if Caneris terminates his employment for good reason (as defined in the employment agreement), in addition to other requirements, the Corporation shall be required to continue payment of Caneris’ then current base salary for 18 months and pay a bonus equal to the average of the bonuses that Caneris earned annually over the three complete years preceding his termination. If within a year following a change of control, Caneris is terminated without cause, or if Caneris or the Company terminates his employment after the occurrence of certain events, including, but not limited to, certain reductions in salary, significant changes in his responsibilities, material loss of title or office and certain office relocations, he will additionally be entitled to the compensation and benefits due in the case of a termination without cause, and any outstanding options, restricted stock, and other equity incentive awards will immediately become vested.

On August 7, 2007, the Compensation Committee (the “Compensation Committee”) of the Corporation’s Board of the Directors (the “Board”), approved a grant to Caneris of stock options valued at $525,000 on August 7, 2007 (67,481 stock options) and shares of restricted stock valued at $175,000 on August 7, 2007 (10,730 shares of restricted stock) to be granted on his start date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Short-Term Incentive Program

On August 7, 2007, the Compensation Committee adopted a 2007 short-term incentive program (the “STIP”) under the PharMerica Corporation 2007 Omnibus Incentive Plan (the “Omnibus Plan”). The STIP provides for performance-based annual cash awards to the Corporation’s Chief Executive Officer, executive officers, and certain other officers and employees of the Corporation. The STIP advances the Corporation’s commitment to performance-based compensation practices by providing participants an opportunity to earn annual cash bonuses upon achievement of certain pre-established short-term performance objectives.

Eligibility. STIP cash awards will be granted to certain senior officers of the Corporation. The Committee may grant STIP cash awards to other employees in their discretion.

Performance Cycle. The STIP performance cycle is for the current year, beginning on August 1, 2007 and ending on December 31, 2007.

Award Targets. The amount of the awards under the STIP are based on individual participant bonus targets. Individual participant bonus targets will be established by the Compensation Committee for each participant based upon the Compensation Committee’s determination of the appropriate bonus target amounts which will enable the Corporation to remain competitive and retain and recruit top employees. Individual participant bonus targets will range from 5% to 100% of base salary, with targets for the Corporation’s executive officers between 35% and 100% of base salary.

The Compensation Committee established the bonus targets under the STIP for the Corporation’s principal executive officer, principal financial officer and other top executive officers as follows:

Executive	Title	Bonus Target
Gregory S. Weishar	Chief Executive Officer	100% of base salary
Michael J. Culotta	Executive Vice President & Chief Financial Officer	75% of base salary
Mark A. McCullough	Executive Vice President & Chief Operating Officer	60% of base salary
Janice Rutkowski	Senior Vice President & Chief Clinical Officer	80% of base salary
Richard Toole	Senior Vice President & Chief Information Officer	50% of base salary
Anthony Hernandez	Senior Vice President of Human Resources	60% of base salary
Robert McKay	Senior Vice President of Sales and Marketing	50% of base salary
Berard Tomassetti	Senior Vice President and Chief Accounting Officer	45% of base salary

Performance Criteria. The performance criteria under the STIP is divided into a company performance-based component and group/individual performance-based component for different employees as set forth in the chart below.

Title	Company Performance	Individual/Group Performance
CEO and Executive VPs	100%	0%
Senior VPs	75%	25%
Vice Presidents and Directors	50%	50%
All others	25%	75%

Under the STIP, the company performance will be measured by comparing the Corporation’s annual earnings before interest, taxes, depreciation and amortization (“EBITDA”), to a target of $70 million EBITDA for the entire 2007 fiscal year. Group/individual performance will be measured by comparing certain group/individual performance metrics to target group/individual performance metrics, to be determined by management.

Award Payouts. Award payout levels are based on the percentage of the performance target achieved. Generally, the percentage of the award earned at the end of the performance cycle shall be determined according to the following schedule; however the actual award payout will be interpolated between the percentages set forth in the chart based on actual results:

Performance Achievement	Payout Level
< 90% of Performance Target	0% of Award Target
90% of Performance Target	50% of Award Target
100% of Performance Target	100% of Award Target
110% of Performance Target	110% of Award Target
120% of Performance Target	125% of Award Target
> 120% of Performance Target	125% of Award Target

Payment of Awards. Payment of STIP awards will be made in cash. Awards will be paid on a specific date by which the Compensation Committee reasonably expects that the Corporation’s EBITDA for the year on which the award was based will have been reported. The Corporation will make the payment of the STIP awards to participants as soon as administratively practicable following the date of the award determination, but no later than March 15, 2008.

Vesting and Forfeiture. STIP participants must remain continuously employed by the Corporation until the end of the current year in order to be entitled to receive a payout of an STIP award.

Other Terms & Provisions. STIP participants are not permitted to transfer STIP awards, except by will or the laws of descent and distribution. The Corporation shall be entitled to withhold from any payments of awards under the STIP any and all amounts required to be withheld for federal, state and local withholding taxes. The Committee shall have the discretion to change terms and conditions of STIP awards as it deems necessary to ensure that the STIP awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Internal Revenue Code.

Grants to CEO and Executive Officers

On August 7, 2007, the Compensation Committee granted restricted stock and stock options to Gregory Weishar, the Corporation’s chief executive officer, pursuant to his employment agreement. Mr. Weishar received a grant of 225,415 shares of restricted stock and 300,552 stock options at an exercise price of $16.31. Mr. Weishar’s restricted stock and stock options vest on the following schedule: 25% on January 1, 2008, 50% on December 31, 2008, 75% on December 31, 2009 and 100% on December 31, 2010.

On August 7, 2007, the Compensation Committee also granted restricted stock and stock options to the Corporation’s executive officers. The grants were based on values of the restricted stock and stock options with the amounts to be determined by the closing price on the grant date. The following table sets forth the amount of the grants.

Individual	Title	Value of Restricted Stock	Amount of Restricted Stock	Value of Stock Options	Amount of Stock Options
Michael J. Culotta	Executive Vice President & Chief Financial Officer	$531,586	32,593	$1,594,758	204,982
Mark A. McCullough	Executive Vice President & Chief Operating Officer	$472,500	28,970	$1,417,500	182,198
Richard Toole	Senior Vice President & Chief Information Officer	$63,750	3,909	$191,250	24,582
Anthony Hernandez	Senior Vice President of Human Resources	$100,007	6,132	$300,020	38,563
Janice Rutkowski	Senior Vice President & Chief Clinical Officer	$159,765	9,796	$479,295	61,606
Robert McKay	Senior Vice President of Sales and Marketing	$162,500	9,963	$487,500	62,661
Berard Tomassetti	Senior Vice President and Chief Accounting Officer			$33,950	4,364

The restricted stock cliff vests after three years. The stock options have an exercise price of $16.31, vest ratably over a four year period and expire in seven years.

The form of the CEO Restricted Share Award Agreement and the Form CEO Stock Option Award Agreement pursuant to which the grants were made to Mr. Weishar are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference. The forms of the Founder’s Grant Agreement, the McKay Founder’s Grant Award Agreement, and the Non-Qualified Stock Option Award Agreement pursuant to which the grants of stock options and restricted stock were made to the executive officers are attached hereto as Exhibits 10.3, 10.4 and 10.5, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Form CEO Restricted Share Award Agreement

10.2	Form CEO Stock Option Award Agreement

10.3	Form Founder’s Grant Agreement

10.4	Form McKay Founder’s Grant Award Agreement

10.5	Form Non-Qualified Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: August 13, 2007	By:	/s/ Michael J. Culotta
Michael J. Culotta
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form CEO Restricted Share Award Agreement

10.2	Form CEO Stock Option Award Agreement

10.3	Form Founder’s Grant Agreement

10.4	Form McKay Founder’s Grant Award Agreement

10.5	Form Non-Qualified Stock Option Award Agreement